UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Information.

Denial of Initial Accreditation for Ashford University

On July 5, 2012, Ashford University received official notice from the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges ("WASC") that WASC has acted (1) to deny initial accreditation to the institution and (2) to permit the institution to reapply for accreditation with a single special visit to occur as early as spring 2013. This reapplication process would allow WASC to act in June 2013 and does not require Ashford University to undertake another full self-study.

WASC found that Ashford University had not yet demonstrated substantial compliance with certain of the WASC Standards for Accreditation, as would be required for initial accreditation. Ashford University intends to appeal this decision and simultaneously to undertake the process for reapplying for initial accreditation. Under WASC rules, if Ashford University decides to reapply for accreditation, the institution will be required to demonstrate that it has satisfactorily addressed the report's conclusions and has come into compliance with the WASC Standards of Accreditation.

A copy of the visiting team report and WASC action letter from the review of Ashford University will be available on the WASC website at www.wascsenior.org.

Ashford University remains regionally accredited by the Higher Learning Commission of the North Central Association of Colleges and Schools ("Higher Learning Commission"), with the next comprehensive evaluation scheduled for 2014-15. Ashford University intends to work collaboratively with both WASC and the Higher Learning Commission to ensure it continues to satisfy the Higher Learning Commission's accreditation requirements while it seeks accreditation with WASC.

Notification from Higher Learning Commission regarding Jurisdiction over Ashford University

On June 25, 2012, the Higher Learning Commission informed Ashford University that the institution must demonstrate, no later than December 1, 2012, that it has a "substantial presence," as defined by commission policy, in the 19-state north central region and accordingly is within the Higher Learning Commission's jurisdiction under new requirements which became effective on July 1, 2012. Ashford University is communicating with the Higher Learning Commission regarding the timing and components of becoming compliant with the commission's jurisdictional requirements in light of the institution's plans to reapply for initial accreditation with WASC.

If Ashford University is required to comply with the Higher Learning Commission's jurisdictional requirements, it is expected that the institution would need to consolidate a significant portion of its educational administration and activity, business operations and executive and administrative leadership in the 19-state north central region. Additionally, if Ashford University is unable to demonstrate in a timely manner that it has a substantial presence in the north central region, the Higher Learning Commission has stated that it will begin a process of reconsidering the institution's accreditation. Ashford University intends to maintain its accreditation with the Higher Learning Commission until such time as it can transfer its accreditation to WASC.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, without limitation, statements regarding Ashford University's plans in response to (1) WASC's denial of its application for initial accreditation and (2) the Higher Learning Commission's communication regarding the institution's compliance with its jurisdictional requirements. These statements involve risks and uncertainties, and actual results may differ materially from those expressed in or suggested by such statements. Such risks and uncertainties include, without limitation: the inability of Ashford University to successfully appeal the WASC decision to deny accreditation; the inability of Ashford University to successfully reapply for initial accreditation with WASC; the inability of Ashford University to satisfy timely the Higher Learning Commission's jurisdictional requirements, which could lead to a loss of accreditation and eligibility to participate in Title IV programs; and uncertain costs, management distraction and potential business disruption associated with efforts by Ashford University to establish and maintain a substantial presence in the north central region under the Higher Learning Commission's jurisdictional requirements.

More information on potential factors that could affect our future results is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our periodic reports filed with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 7, 2012, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 1, 2012.

Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2012		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel